UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2016

MEDTRONIC PUBLIC LIMITED COMPANY

(Exact name of Registrant as Specified in its Charter)

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

(Address of principal executive offices)

+353 1 438-1700

(Registrant’s telephone number, including area code):

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2016, the Compensation Committee of the Board of Directors of Medtronic plc (“Medtronic”) approved one-time awards of time-based restricted stock units to certain executives, including Michael J. Coyle, Executive Vice President and President, Cardiac and Vascular Group, and Bryan C. Hanson, Executive Vice President and President, Minimally Invasive Therapies Group. The awards will be made under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan and are intended to encourage continued service to Medtronic. Messrs. Coyle and Hanson will each receive restricted stock units with a value equal to $4.0 million on the grant date, expected August 1, 2016. The awards are subject to Medtronic attaining certain earnings per share thresholds, the executive’s continued employment with Medtronic, and Medtronic’s standard forfeiture and clawback provisions for equity awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Bradley E. Lerman
Date: July 1, 2016		Bradley E. Lerman
Senior Vice President, General Counsel and Corporate Secretary